Exhibit 99.11

[GT Letterhead]

April 17, 2006

Mr. Brian Bullard

Chief Accountant

Division of Investment Management

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC  20549-5546

Re:	National Presto Industries, Inc.

Dear Mr. Bullard:

In response to your letter dated April 11, 2006, I am writing to inform you that on April 12, 2006, we communicated to the audit committee and management of National Presto Industries, Inc. (the “Company”) that the audit opinion we issued covering the Company’s financial statements as of and for the three years ended December 31, 2005, and our opinion on the Company’s internal control over financial reporting as of December 31, 2005, included in the Company’s Annual Report on Form 10-K, can no longer be relied upon.

Please contact me at 612-677-5230 or Ken Cunningham at 312-602-8404 if you have any further questions or if I can provide any further clarification on our understanding of the facts related to this situation.

Sincerely,

Thomas Walters

Grant Thornton LLP

Cc:	Grant Thornton LLP

Kenneth Cunningham, Senior Counsel

National Preston Industries, Inc.

Joseph G. Stienessen, Audit Committee Chairman

MaryJo Cohen, Chairman and Chief Executive Officer
Randy F. Lieble, Chief Financial Officer